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As independent public accountants, we hereby consent to the use of our report included in this registration statement and to the incorporation by reference in this registration statement of our report dated March 24, 1999 included in REX Stores Corporation's Form 10-K for the fiscal year ended January 31, 1999 and to all references to our Firm included in this registration statement.



Cincinnati, Ohio                               ARTHUR ANDERSEN LLP
August 26, 1999